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                                                                     EXHIBIT 3.2

                                     BYLAWS

                                       OF

                          VISTA ENERGY RESOURCES, INC.


                                   ARTICLE 1.

                                     OFFICES

         The Corporation may have, in addition to its registered office in the State of Delaware, such other offices and places of business at such locations, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business and affairs of the Corporation may require.


                                   ARTICLE 2.

                             STOCKHOLDERS' MEETINGS

         Section a. Annual Meetings. An annual meeting of the stockholders shall be held each calendar year at such place, time and date as the Board of Directors by resolution shall determine and as set forth in the notice of the meeting or in a duly executed waiver of notice of such meeting, at which they shall elect a board of directors and transact such other business as may properly be brought before the meeting.

         Section b.    Special Meetings. Special meetings of the stockholders,
for any purpose or purposes, unless otherwise prescribed by statute, the Certificate of Incorporation or these Bylaws, may only be called by the Board of Directors and no stockholder may require the Board of Directors to call a special meeting of the stockholders or propose business at such meeting. Only business within the purpose or purposes described in the notice of special meeting of stockholders may be conducted at the meeting.

         Section c.    Place of Meetings. Meetings of stockholders shall be held
at such places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors or as shall be specified or fixed in the respective notices or waivers of notice thereof.

         Section d.    Voting List. The officer or agent having charge of the
share transfer records for shares of the Corporation shall make, at least ten
(10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or



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principal place of business of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original share transfer records shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer records or to vote at any meeting of stockholders.

         Section e.    Notice of Meetings. Except as otherwise provided in the
Certificate of Incorporation, written or printed notice stating the place, day and hour of each meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the body, officer or person calling the meeting, to each stockholder entitled to vote at the meeting.

         Section f.    Quorum of Stockholders. With respect to any matter, the
holders of a majority of the shares entitled to vote on that matter, present in person or represented by proxy, shall be requisite to and shall constitute a quorum at each meeting of stockholders for the transaction of business with respect to that matter, except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, the stockholders represented in person or by proxy at a meeting of stockholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally convened.

         With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by statute, the Certificate of Incorporation or these Bylaws, in which case the vote of such specified portion shall be requisite to constitute the act of the meeting, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of stockholders at which a quorum is present shall be the act of the stockholders. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, once a quorum is present at a meeting of stockholders the stockholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any stockholder or the refusal of any stockholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting.

         Section g.    Voting of Shares. Each outstanding share, regardless of
class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except as and to the extent otherwise provided by statute or by the Certificate of Incorporation. Except as and to the extent otherwise provided by the Certificate of Incorporation, at any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote either in person or by proxy executed in writing by such stockholder. A telegram, telex, cablegram or similar transmission by

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the stockholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the stockholder, shall be treated as an execution in writing for purposes of this Section 2.7. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy. If not date is stated in a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law.

         Section h.    Inspectors. The Board of Directors shall, in advance of
any meeting of stockholders, appoint on or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes or ballots, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or ballots, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

         Section i. Action Without a Meeting. Any action required by the Delaware General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. Prompt notice of the taking of any action by stockholders without a meeting by less than unanimous written consent shall be given to those stockholders who did not consent in writing to the action. Every written consent shall bear the date of signature of each stockholder who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner required by law, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the President of the

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Corporation. A telegram, telex, cablegram or similar transmission by a stockholder, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a stockholder, shall be regarded as signed by the stockholder for purposes of this Section 2.8.


                                   ARTICLE 3.

                               BOARD OF DIRECTORS

         Section a.    Management of the Corporation. The powers of the
Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

         Section b.    Number and Qualifications. The number of directors of the
Corporation shall be determined from time to time by resolution of the Board of Directors, unless the Certificate of Incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment of the Certificate of Incorporation. Each director shall hold office for the term for which he is elected, and until his successor shall have been elected and qualified or until his earlier death, resignation, retirement, disqualification or removal.

         Section c.    Election and Term of Office. At each annual meeting of
stockholders, the stockholders shall elect directors to hold office until the next succeeding annual meeting. At each election, the persons receiving the greatest number of votes shall be the directors. Each director elected shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier death, resignation, retirement, disqualification or removal.

         Section d.    Removal; Filling of Vacancies. A director may be removed
only for cause and by an affirmative vote of a majority of the shares entitled to vote thereon cast at the annual meeting of the stockholders or any special meeting of stockholders called expressly for that purpose by a majority of the members of the Board of Directors serving at the time of that vote. Any vacancy occurring in the Board of Directors, resulting from the death, resignation, retirement, disqualification or removal from office of any director, or from an increase in the number of directors, may be filled (a) by no less than a majority of the remaining directors then in office, though less than a quorum, for a term of office continuing only until the next election of one or more directors by the stockholders; or (b) by election at an annual or special meeting of stockholders called for that purpose.

         Section e.    Place of Meetings. Meetings of the Board of Directors,
annual, regular or special, may be held either within or without the State of Delaware as the Board of Directors may from time to time determine or as shall be specified in the notice of such meeting or duly executed waiver of notice of such meeting.

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         Section f.    Annual Meetings. The first meeting of each newly elected
Board of Directors shall be held for the purpose of organization and the transaction of any other business, without notice, immediately following the annual meeting of stockholders, and at the same place, unless by unanimous consent of the directors then elected and serving such time or place shall be changed.

         Section g.    Regular Meetings. Regular meetings of the Board of
Directors, of which no notice shall be necessary, shall be held at such times and places as may be fixed from time to time by resolution adopted by the Board and communicated to all directors. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, any and all business may be transacted at any regular meeting.

         Section h.    Special Meetings. Special meetings of the Board of
Directors may be called by the Chairman of the Board or the President on forty-eight (48) hours' notice to each director, either personally, by telegram or facsimile transmission. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two (2) directors. Except as may be otherwise expressly provided by statute, the Certificate of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section i. Quorum of and Action by Directors. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors the presence of a majority of the directors shall be necessary to constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by statute, the Certificate of Incorporation or these Bylaws, in which case the act of such greater number shall be requisite to constitute the act of the Board. If a quorum shall not be present at any meeting of the directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At any such adjourned meeting any business may be transacted that might have been transacted at the meeting as originally convened.

         Section j.    Action Without a Meeting. Unless otherwise restricted by
the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         Section k.    Telephone Meetings. Subject to the provisions of
applicable law and these Bylaws regarding notice of meetings, members of the Board of Directors or members of any committee designated by such Board may, unless otherwise restricted by the Certificate of Incorporation or these Bylaws, participate in and hold a meeting of such Board of Directors or committee by using conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant

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to this Section shall constitute presence in person at such meeting, except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

         Section l.    Interested Directors and Officers. No contract or
transaction between the Corporation and one or more of its directors or officers or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors shall be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

         Section m.    Directors' Compensation. Subject to the provisions of
Article 4 hereof, the Board of Directors shall have authority to determine, from time to time, the amount of compensation which may be paid to its members for their services as directors; provided that, unless subsequently changed by the Board of Directors pursuant to Article 4 hereof, each member of the Board of Directors who is not employed on a full time basis as an officer or employee of the Corporation or any of its Subsidiaries shall be entitled to be reimbursed by the Corporation for all reasonable out-of-pocket expenses incurred by such member in connection with such services. Subject to the provisions of Article 4 hereof, the Board of Directors shall also have power in its discretion to provide for and to pay to directors rendering services to the Corporation not ordinarily rendered by directors as such, special compensation appropriate to the value of such services as determined by the Board of Directors from time to time. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section n.    Advisory Directors. The Board of Directors may appoint
such number of advisory directors as it shall from time to time determine. Each advisory director appointed shall hold office for the term for which he is elected or until his earlier death, resignation, retirement or removal by the Board of Directors. The advisory directors may attend and be present at the meetings of the Board of Directors, although a meeting of the Board of Directors may be held without notice to the advisory directors and the advisory directors shall not be considered in determining whether a quorum of the Board of Directors is present. The advisory directors shall advise and counsel the Board of Directors on the business and operations of the Corporation as requested by the Board of

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Directors; however, the advisory directors shall not be entitled to vote on any matter presented to the Board of Directors.


                                   ARTICLE 4.

                                   COMMITTEES

                  a. Designation. The Board of Directors may, by resolution adopted by a majority of the entire board of directors, designate one or more committees.

                  b. Number; Qualification; Term. Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the entire Board of Directors. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire Board of Directors. Each committee member shall serve as such until the earliest of the expiration of his term as director, his resignation as a committee member or as a director, or his removal as a committee member or as a director.

                  c. Committee Changes. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

                  d. Alternate Members of Committees. The Board of Directors may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. If no alternate committee members have been so appointed to a committee or each such alternate committee members is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

                  e. Regular Meetings. Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.

                  f. Special Meetings. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least two days before such special meeting.

                  g. Quorum; Majority Vote. At meetings of any committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present any adjourn the meeting from time to time, without notice other than an

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announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the Certificate of Incorporation of the Corporation, or these bylaws.

                  h. Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the board of directors upon the request of the board of directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.

                  i. Compensation. Committee members may, by resolution of the Board of Directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

                  j. Responsibility. The designation of any committee and the delegation of authority to it shall not operate to relieve the Board of Directors or any director of any responsibility imposed upon it or such director by law.


                                   ARTICLE 5.

                                     NOTICES

         Section a.    Manner of Giving Notice. Whenever under the provisions of
the statutes, the Certificate of Incorporation or these Bylaws, notice is required to be given to any committee member, director or stockholder of the Corporation, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given
(a) in writing by mail, postage prepaid, addressed to such member, director or stockholder at his address as it appears on the records or (in the case of a stockholder) the stock transfer books of the Corporation or (b) by any other method permitted by law (including but not limited to overnight couriers service, telegram, telex or telefax). Any notice required or permitted to be given by mail shall be deemed to be delivered when the same shall be thus deposited in the United States mail as aforesaid. Any notice required or permitted to be given by overnight courier service shall be deemed to be delivered and given at the time delivered to such service with all charges prepaid and addressed as aforesaid. Any notice required or permitted to be given by telegram, telex or telefax shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid.

         Section b.    Waiver of Notice. Whenever any notice is required to be
given to any director, committee member, or stockholder of the Corporation under the provisions of the statutes, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a director, committee member or stockholder

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at a meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Section c.    When Notice Not Required. Any notice required to be given
to any stockholder under any provision of the statutes, the Certificate of Incorporation or these Bylaws need not be given to the stockholder if: (1) notice of two (2) consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (2) all (but in no event less than two (2)) payments (if sent by first class mail) of distributions or interest on securities during a twelve (12)-month period have been mailed to that person, addressed at his address as shown on the records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given and, if the action taken by the Corporation is reflected in any certificate or document filed with the Secretary of State, that certificate or document may state that notice was duly given to all persons to whom notice was required to be given. If such a person delivers to the Corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.


                                   ARTICLE 6.

                         OFFICERS, EMPLOYEES AND AGENTS;
                                POWERS AND DUTIES

         Section a.    Elected Officers. The elected officers of the Corporation
shall be a Chairman of the Board, a President, a Secretary and a Treasurer and may also include one (1) or more Vice Presidents as may be determined from time to time by the Board (and in case of each such Vice President, with such descriptive title, if any, as the Board of Directors shall deem appropriate). None of the elected officers, with the exception of the Chairman of the Board, need be a member of the Board of Directors.

         Section b.    Election.  So far as is practicable, all elected officers
shall be elected by the Board of Directors at its first meeting after each annual meeting of stockholders.

         Section c.    Appointive Officers. The Board of Directors may also
appoint one or more Assistant Secretaries and Assistant Treasurers and such other officers and assistant officers and agents (none of whom need be a member of the Board) as it shall from time to time deem necessary, who shall exercise such powers and perform such duties as shall be set forth in these Bylaws or determined from time to time by the Board or by the Executive Committee.

         Section d.    Two or More Offices.  Any two (2) or more offices may be
held by the same person.


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         Section e.    Compensation. The compensation of all officers of the
Corporation shall be fixed from time to time by the Board of Directors. Subject to Article 4, the Board of Directors may from time to time delegate to the Chairman of the Board the authority to fix the compensation of certain of the officers and employees of the Corporation.

         Section f.    Term of Office; Removal; Filling of Vacancies. Each
elected officer of the Corporation shall hold office until his successor is chosen and qualified in his stead or until his earlier death, resignation, retirement, disqualification or removal from office. Each appointive officer shall hold office at the pleasure of the Board of Directors without the necessity of periodic reappointment. Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

         Section g.    Chairman of the Board. The Chairman of the Board shall be
the chief executive officer of the Corporation. Subject to the provisions of these Bylaws, the Chairman of the Board shall have general supervision of the affairs of the Corporation and shall have general and active control of all its business. He shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall have power and general authority to execute bonds, deeds and contracts in the name of the Corporation and to affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require and to fix their compensation, subject to the provisions of these Bylaws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer subordinate to the Chairman of the Board; and in general to exercise all the powers usually appertaining to the office of chief executive officer of a corporation, except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws. The Chairman of the Board shall preside when present at meetings of the Board of Directors and of the stockholders. He shall submit a report as to the operations of the Corporation for the preceding fiscal year to the Board of Directors as soon as practicable in each year and, with the President, to the stockholders at or prior to each annual meeting of the stockholders, and he shall from time to time report to the Board of Directors matters within his knowledge which the interest of the Corporation may require to be so reported.

         Section h.    President. The President shall be the chief operating
officer of the Corporation and, subject to the direction of the Board of Directors and the Chairman of the Board, shall have and exercise direct charge of and general supervision over the business affairs and employees of the Corporation. He shall also perform such other duties as may be prescribed by the Board of Directors or the Chairman of the Board. In the event of the absence or disability of the Chairman of the Board, the President shall preside when present at meetings of the Board of

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Directors and of the stockholders and shall perform the duties and exercise the powers of the Chairman of the Board. The President shall have power and general authority to execute bonds, deeds and contracts in the name of the Corporation and to affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require and to fix their compensation, subject to the provisions of these Bylaws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer subordinate to the President; and in general to exercise all the powers usually appertaining to the office of chief operating officer of a corporation, except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws. In the event of the absence or disability of the President, his duties shall be performed and his powers may be exercised by the Vice Presidents in the order of their seniority, unless otherwise determined by the President, the Chairman of the Board, the Executive Committee or the Board of Directors.

         Section i. Vice Presidents. Each Vice President shall generally assist the President and subject to the provisions of these Bylaws, shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the President or the Board of Directors.

         Section j.    Secretary. The Secretary shall see that notice is given
of all meetings of the stockholders and special meetings of the Board of Directors and shall keep and attest true records of all proceedings at all meetings thereof. He shall have charge of the corporate seal and have authority to attest any and all instruments or writings to which the same may be affixed. He shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates and shall generally perform all duties usually appertaining to the office of secretary of a corporation. In the event of the absence or disability of the Secretary, his duties shall be performed and his powers may be exercised by the Assistant Secretaries in the order of their seniority, unless otherwise determined by the Secretary, the President or the Board of Directors.

         Section k.    Assistant Secretaries. Each Assistant Secretary shall
generally assist the Secretary and subject to the provisions of these Bylaws, shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the Secretary, the President or the Board of Directors.

         Section l.    Treasurer. The Treasurer shall be the chief accounting
and financial officer of the Corporation and subject to the provisions of these Bylaws, he shall have active control of and shall be responsible for all matters pertaining to the accounts and finances of the Corporation. He shall audit all payrolls and vouchers of the Corporation and shall direct the manner of certifying the same; shall supervise the manner of keeping all vouchers for payments by the Corporation and all other documents relating to such payments; shall receive, audit and consolidate all operating and financial statements of the Corporation and its various departments; shall have supervision of the

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



books of account of the Corporation, their arrangement and classification; shall supervise the accounting and auditing practices of the Corporation and shall have charge of all matters relating to taxation. Subject to the provisions of these bylaws, the Treasurer shall have the care and custody of all monies, funds and securities of the Corporation; shall deposit or cause to be deposited all such funds in and with such depositories as the Board of Directors shall from time to time direct or as shall be selected in accordance with procedures established by the Board of Directors; shall advise upon all terms of credit granted by the Corporation; shall be responsible for the collection of all its accounts and shall cause to be kept full and accurate accounts of all receipts and disbursements of the Corporation. He shall have the power to endorse for deposit or collection or otherwise all checks, drafts, notes, bills of exchange and other commercial paper payable to the Corporation and to give proper receipts or discharges for all payments to the Corporation. The Treasurer shall generally perform all duties usually appertaining to the office of treasurer of a corporation. In the event of the absence or disability of the Treasurer, his duties shall be performed and his powers may be exercised by the Assistant Treasurers in the order of their seniority, unless otherwise determined by the Treasurer, the President or the Board of Directors.

         Section m.    Assistant Treasurers. Each Assistant Treasurer shall
generally assist the Treasurer and subject to the provisions of these Bylaws, shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the Treasurer, the President or the Board of Directors.

         Section n.    Additional Powers and Duties. In addition to the
foregoing especially enumerated duties, services and powers, the several elected and appointed officers of the Corporation shall perform such other duties and services and exercise such further powers as may be provided by statute, the Certificate of Incorporation or these Bylaws, or as the Board of Directors may from time to time determine or subject to the provisions of these Bylaws, as may be assigned to them by any competent superior officer.


                                   ARTICLE 7.

                         SHARES AND TRANSFERS OF SHARES

         Section a.    Certificates Representing Shares. Certificates in such
form as may be determined by the Board of Directors and as shall conform to the requirements of the statutes, the Certificate of Incorporation and these Bylaws shall be delivered representing all shares to which stockholders are entitled. Such certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof that the Corporation is organized under the laws of Delaware, the holder's name, the number and class or series of shares, and the par value of such shares or a statement that such shares are without par value. Each certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of such officers may be facsimiles.

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



         Section b.    Lost Certificates. The Board of Directors, the Executive
Committee, the President or such other officer or officers or any agent of the Corporation as the Board of Directors may from time to time designate, in its or his discretion, may direct a new certificate representing shares to be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors, the Executive Committee, the President or any such other officer or agent in its or his discretion and as a condition precedent to the issuance thereof may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it or he shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it or he may direct, as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section c.    Transfers of Shares. Shares of the Corporation shall be
transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney. If a certificate representing shares is presented to the Corporation or the transfer agent of the Corporation with a request to register transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to register the transfer, cancel the old certificate and issue a new certificate if:

         i.    the certificate is duly endorsed;

         ii. reasonable assurance is given that those endorsements are genuine and effective;

         iii. the Corporation has no duty as to adverse claims or has discharged the duty;

         iv. any applicable law relating to the collection of taxes has been complied with; and

         v.    the transfer is in fact rightful or is to a bona fide purchaser.

         Section d.    Registered Stockholders.

         i. Unless otherwise provided in the Delaware General Corporation Law or other applicable law, (1) the Corporation may regard the person in whose name any shares issued by the Corporation are registered in the share transfer records of the Corporation at any particular time as the owner of those shares at that time for purposes of voting or giving proxies with respect to those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent, exercising or waiving any preemptive right or entering into agreements with respect to those shares, and (2) neither the Corporation nor any of its directors, officers, employees or agents shall be liable for regarding that person as the owner of those shares at the time for those purposes, regardless of whether that person does not possess a certificate for those shares.


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



         ii. When shares are registered in the stock transfer books of the Corporation in the names of two or more persons as joint owners with the right of survivorship, after the death of a joint owner and before the time that the Corporation receives actual written notice that a party or parties other than the surviving joint owner or owners claim an interest in the shares or any distributions thereon, the Corporation may record on its books and otherwise effect the transfer of those shares to any person, firm or corporation (including the surviving joint owner or owners individually) and pay any distributions made in respect of those shares, in each case as if the surviving joint owner or owners were the absolute owners of the shares.

         Section e.    Regulations. The Board of Directors shall have the power
and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer, and registration or the replacement of certificates for shares of stock of the Corporation.

         Section f.    Legends. The Board of Directors shall have the power and
authority to provide that certificates representing shares of stock bear such legends as the Board of Directors deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.


                                   ARTICLE 8.

                                  MISCELLANEOUS

         Section a.    Distributions and Share Dividends. Distributions in the
form of dividends and share dividends on the outstanding shares of the Corporation, subject to any restrictions in the Certificate of Incorporation and to the limitations imposed by the statutes, may be declared by the Board of Directors at any regular or special meeting. Distributions in the form of dividends may be declared and paid in cash, in property, or in evidences of the Corporation's indebtedness, or in any combination thereof, and may be declared and paid in combination with share dividends. Distributions made by the Corporation, including those that were payable but not paid to a holder of shares, or to his heirs, successors or assigns, and have been held in suspense by the Corporation or were paid or delivered by it into an escrow account or to a trustee or custodian, shall be payable by the Corporation, escrow agent, trustee or custodian to the holder of the shares as of the record date determined for the distribution, or to his heirs, successors or assigns.

         Section b.    Reserves. The Corporation may, by resolution of the Board
of Directors, create a reserve or reserves out of its surplus or designate or allocate any part or all of its surplus in any manner for any proper purpose or purposes, and may increase, decrease or abolish any such reserve, designation or allocation in the same manner.

         Section c.    Signature of Negotiable Instruments.  All bills, notes,
checks or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent or agents, and in such manner, as are permitted by these Bylaws and as from time to time may



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



be prescribed by resolution (whether general or special) of the Board of Directors or the Executive Committee.

         Section d.    Fiscal Year.  The fiscal year of the Corporation shall be
fixed by resolution of the Board of Directors.

         Section e.    Seal.  The seal of the Corporation shall be in such form
as shall be adopted and approved from time to time by the Board of Directors. The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed, imprinted or in any manner reproduced.

         Section f.    Loans and Guaranties. The Corporation may lend money to,
guaranty obligations of and otherwise assist its directors, officers and employees if the Board of Directors determines that such a loan, guaranty or assistance reasonably may be expected to benefit, directly or indirectly, the Corporation.

         Section g.    Closing of Share Transfer Records and Record Date. For
the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of stockholders for any other proper purpose (other than determining stockholders entitled to consent to action by stockholders proposed to be taken without a meeting of stockholders), the Board of Directors may provide that the share transfer records of the Corporation shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the share transfer records shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such records shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case not to be more than sixty (60) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. The record date for determining stockholders entitled to call a special meeting is the dat the first stockholder signs the notice of that meeting. When a determination of stockholders entitled to vote at any meeting has been made as provided in this Section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

         Unless a record date shall have previously been fixed or determined pursuant to this Section 10.7, whenever action by stockholders is proposed to be taken by consent in writing without a meeting of stockholders, the Board of Directors may fix a record date for the purpose of determining stockholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, registered agent, principal place of business, transfer agent, registrar, exchange agent or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the President or the principal executive officer of the Corporation. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

         Section h.    Surety Bonds. Such officers and agents of the Corporation
(if any) as the Board of Directors may direct from time to time shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Board of Directors may determine. The premiums on such bonds shall be paid by the Corporation, and the bonds so furnished shall be in the custody of the Secretary.

         Section i. Gender. Words of any gender used in these Bylaws shall be construed to include each other gender, unless the context requires otherwise.


                                   ARTICLE 9.

                                   AMENDMENTS

         Any provision of these Bylaws may be amended or repealed, or new bylaws which replace such provisions may be adopted, by the affirmative vote of a majority of the directors present at any meeting of the Board of Directors at which a quorum is present or by unanimous written consent of all the directors, unless (1) by statute or the Certificate of Incorporation the power is reserved exclusively to the stockholders in whole or in part, or (2) the stockholders in amending, repealing or adopting a particular bylaw expressly provide that the Board of Directors may not amend or repeal



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that bylaw. Notwithstanding any provision of law that might otherwise permit lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by the Certificate of Incorporation, these Bylaws shall not be altered, amended or repealed by the stockholders of the Corporation except in accordance with the provisions of these Bylaws and by the vote of the holders of not less than a majority in voting power of the outstanding shares of stock then entitled to vote upon the election of directors, voting together as a single class.








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